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                               GUARANTY AGREEMENT

            Guaranty Agreement (the "Agreement") dated April 25, 1997, among Feed-Rite Ltd., a Manitoba corporation (the "Guarantor"), Windy Hill Pet Food Acquisition Co., a Minnesota corporation (the "Seller") and Windy Hill Pet Food Company, Inc. a Delaware corporation ("Windy Hill").

                              W I T N E S S E T H:

            WHEREAS, Feed-Rite (US) Animal Feeds, Inc., a Minnesota corporation and wholly-owned indirect subsidiary of the Guarantor (the "Purchaser"), the Seller and Windy Hill are contemporaneously with the execution and delivery of this Agreement entering into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which the Seller has agreed to sell and the Purchaser has agreed to purchase, subject to the terms and conditions of the Asset Purchase Agreement, the Business and the Transferred Assets, as defined therein; and

            WHEREAS, the Guarantor has agreed to guarantee performance by the Purchaser of the Purchase Agreement in accordance with this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Guarantor, the Seller and Windy Hill hereby agree as follows:

            1. Representations of the Guarantor. The Guarantor hereby represents and warrants to the Seller and Windy Hill as follows:

            1.1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the province of Manitoba and has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

            1.2. The Guarantor has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly and effectively authorized by the Guarantor. This Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms.

            1.3. Neither the execution and delivery of this Agreement by the Guarantor, nor the performance by it of the obligations and covenants contained herein, will conflict with or result in a breach of the articles or certificate of incorporation or by-laws of the Guarantor, or require any filing with, or consent or approval of any governmental authority having

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jurisdiction over any of the business or assets of the Guarantor, or violate any statute, regulation, injunction, judgment or order to which the Guarantor is subject, or result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice or both would constitute a default, which would give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of the Guarantor.

            1.4. The Guarantor has received and reviewed a copy of the Purchase Agreement.

            2. Guaranty of Purchase Agreement.

            2.1. The Guarantor hereby unconditionally and irrevocably guarantees to the Seller and Windy Hill the prompt, full and complete performance of all obligations and covenants of the Purchaser under the Purchase Agreement (including payment of the amounts described in Section 2.5 of the Purchase Agreement), in accordance with the terms thereof.

            2.2. If the Purchaser defaults in the performance of its obligations or covenants under the Purchase Agreement according to their terms, the Guarantor shall pay to the Seller, Windy Hill, their respective successors, assigns and representatives (as defined in the Purchase Agreement) all Damages (as defined in the Purchase Agreement) that such persons are entitled to recover from the Purchaser by reason of such default.

            2.3. The Guarantor agrees that this Agreement is and shall be an open and continuing guaranty and all obligations and covenants to which it applies or may apply shall be conclusively presumed to have been created in reliance on this Agreement.

            2.4. Except as provided in Section 2.7, until the obligations and covenants of the Purchaser referred to in Sections 2.1 and 2.2 have been satisfied and discharged, the occurrence of the following events shall not discharge or impair the guaranty set forth herein.

            (a) the waiver, compromise, settlement, release or termination of any of the obligations or agreements of the Purchaser under the Purchase Agreement;

            (b) the extension of the time for performance of any of the obligations or agreements of the Purchaser under the Purchase Agreement;

            (c) the modification or amendment of any obligation or agreement of the Purchaser set forth in the Purchase Agreement;

            (d) the taking of, or the omission to take, any actions under or referred to in the Purchase Agreement;

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            (e) any failure, omission or delay on the part of the Seller or
Windy Hill in enforcing, asserting or exercising any right, power or remedy, whether or not conferred on the Seller or Windy Hill under the Purchase Agreement; or

            (f) any bankruptcy, insolvency, reorganization, liquidation or similar proceeding affecting the Purchaser.

            2.5. In the event of a default by the Purchaser in the performance of any of its obligations or covenants under the Purchase Agreement, the Seller or Windy Hill may proceed hereunder against the Guarantor and the Seller and Windy Hill shall have, in their sole discretion, the right to proceed first and directly against the Guarantor under this Agreement without proceeding first or concurrently against the Purchaser or exhausting any other remedies it may have. This is a guaranty of payment and performance and not of collection.

            2.6. The Guarantor shall have the full benefit of any defenses to payment or performance that may be available to the Purchaser in respect of the Purchaser's obligations to Windy Hill or the Seller under the Purchase Agreement.

            2.7. Notwithstanding any other provision of this Agreement, the Guarantor's obligations under this Agreement shall automatically terminate and this Agreement shall be null and void upon the closing of the purchase and sale contemplated by the Purchase Agreement.

            3. Miscellaneous.

            3.1. The Guarantor hereby expressly waives notice in writing or otherwise from Windy Hill and the Seller of their acceptance and reliance on this Agreement. The Guarantor agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred in enforcing or attempting to enforce this Agreement following any default by the Guarantor hereunder, whether the same may be enforced by suit or otherwise.

            3.2. This Agreement is entered into by the Guarantor for the benefit of Windy Hill and the Seller, their successors and assigns.

            3.3. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters provided for herein. No waiver, change, amendment or discharge of any term or condition hereof and no consent on the part of any party hereto shall be of any force or effect unless made in writing and signed by a duly authorized agent of the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be

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deemed to or shall constitute a waiver of any other provisions hereof nor shall such waiver constitute a continuing waiver.

            3.4. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            3.5. (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:

            (i) If to the Seller or Windy Hill, to:

                Windy Hill Pet Food Acquisition Co.
                c/o Dartford Partnership, L.L.C.
                456 Montgomery Street, Suite 2200
                San Francisco, CA   94104
                Attention:  Ray Chung
                Facsimile:  415-982-3023
                Telephone:  415-982-3019

                With a copy to:

                Richards & O'Neil, LLP
                885 Third Avenue
                New York, NY   10022-4873
                Attention:  Ann F. Chamberlain, Esq.
                Facsimile:  212-750-9022
                Telephone:  212-207-1200

            (ii) If to the Guarantor, to:

                Feed-Rite Ltd.
                17 Speers Road
                Winnipeg, Manitoba
                Canada R2J 1M1
                Attention:  M.E. Moloney
                Facsimile:  204-235-1260
                Telephone:  204-233-8418


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                  With a copy to:

                  Dorsey & Whitney LLP
                  220 South Sixth Street
                  Minneapolis, MN   55402
                  Attention:  Michael Trucano, Esq.
                  Facsimile:  612-340-2868
                  Telephone:  612-340-2600

            (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 3.5 (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five business days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two business days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

            3.6. This Agreement may be executed simultaneously in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

            3.7. The headings herein are for convenience reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed all as of the date first above written.

                                        FEED-RITE LTD.


                                        By /s/ M.E. Moloney
                                           -------------------------------------
                                           M.E. Moloney
                                           President and Chief Executive Officer


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                                        WINDY HILL PET FOOD ACQUISITION CO.


                                        By /s/ Ray Chung
                                           -------------------------------------
                                           Ray Chung
                                           Executive Vice President

                                        WINDY HILL PET FOOD COMPANY, INC.


                                        By /s/ Ray Chung
                                           -------------------------------------
                                           Ray Chung
                                           Executive Vice President

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